                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  __________


                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                               January 18, 2000
                    ---------------------------------------
                       (Date of earliest event reported)


                       Capital One Financial Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                       1-13300                     54-1719854
-----------------------           ----------------           -------------------
(State of incorporation           (Commission File              (IRS Employer
   or organization)                    Number)               Identification No.)



2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                               22042
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)


      Registrant's telephone number, including area code:  (703) 205-1000

Item 5.  Other Events.
         ------------


     (a)  See attached press release.


     (b)  Cautionary Factors

     The attached press release contains forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial and other products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund its operations and future growth; difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services or expansion internationally; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general; the amount of, and rate of growth in, the Company's expenses (including salaries and associate benefits and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; and other factors listed from time to time in the Company's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1998 (Part I, Item 1, Risk Factors).


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

     99.1.  Press Release of the Company dated January 18, 2000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.


                                     CAPITAL ONE FINANCIAL CORPORATION

Dated:  January 18, 2000             By: /s/ John G. Finneran, Jr.
                                         -----------------------------------
                                         John G. Finneran, Jr.
                                         Senior Vice President, General Counsel
                                         and Corporate Secretary

                                 EXHIBIT INDEX



     99.1 Press Release of the Company dated January 18, 2000.

                                  Exhibit 99.1

[LOGO OF CAPITAL ONE APPEARS HERE]                      NEWS RELEASE


FOR IMMEDIATE RELEASE:  Contact:    Paul Paquin                  Sam Wang
----------------------              V.P., Investor Relations     Dir., Media Relations
January 18, 2000                    (703) 205-1039               (703) 289-6809



                      Capital One Reports Record Earnings
                Earnings Per Share Increased 30 Percent in 1999

FALLS CHURCH, Va. (January 18, 2000) -- Capital One Financial Corporation
(NYSE: COF) today announced record earnings for 1999. Earnings were $363.1 million, or $1.72 per share, in 1999 compared with earnings of $275.2 million, or $1.32 per share, in 1998. For the fourth quarter of 1999, earnings were $97.9 million, or $.47 per share, versus earnings of $72.7 million, or $.35 per share, for the comparable period in the prior year. All earnings per share amounts reflect the Company's three-for-one stock split distributed on June 1, 1999.

     "The fourth quarter was one of our strongest ever, helping us achieve 30 percent earnings per share growth for the year," said Richard D. Fairbank, Chairman and Chief Executive Officer. "In each and every year since our IPO in 1994, we have exceeded our goal of 20 percent earnings per share growth. Our record fourth quarter gives us tremendous momentum as we target 30 percent earnings per share growth in 2000."

          For the year, the Company increased managed receivables by $2.8 billion, or 16 percent, and added 7.0 million net new accounts, a 42 percent increase over 1998. During the fourth quarter, Capital One increased its managed portfolio by a record $1.7 billion to $20.2 billion in outstanding receivables and added a record 2.9 million net new accounts, bringing the total number of accounts to 23.7 million. Revenue for the year, defined as managed net interest income and non-interest income, was a record $3.8 billion, a 39 percent increase from revenues of $2.8 billion in 1998. For the fourth quarter, total revenue rose to $1.05 billion versus $998 million in the third quarter and $770 million for the comparable period in the prior year.


                                   - more -

Capital One Reports Record Earnings
Page 2


     Managed net interest income for 1999 increased by 28 percent to $2.2 billion from $1.7 billion in 1998. In the fourth quarter, it increased to $575 million from $559 million in the third quarter and $442 million in the fourth quarter of 1998. The managed net interest margin for 1999 increased by 92 basis points to 10.83 percent from 9.91 percent in 1998. In the fourth quarter, the managed net interest margin decreased to 10.78 percent from 11.14 percent in the third quarter and increased from 9.45 percent for the comparable period of 1998. The fourth quarter 1999 decline in margin reflects the impact of management's decision to maintain higher levels of liquidity in the fourth quarter to insure against any Y2K problems.

     Managed non-interest income for 1999 increased by 56 percent to $1.7 billion from $1.1 billion in 1998. In the fourth quarter, managed non-interest income increased to $474 million from $439 million in the third quarter and $328 million for the comparable quarter of 1998. This growth continues to reflect increased annual membership, interchange, cross sell and other fees.

     Marketing investment for 1999 increased to a record $732 million, up
64 percent from $446 million in 1998. Fourth quarter marketing expense of $202 million represents the largest quarterly marketing level to date.

     "We continue to build a powerful customer franchise, evidenced by our record marketing investment and 42 percent account growth in 1999," said Nigel
W. Morris, President and Chief Operating Officer. "We are delighted that Capital One has achieved the best credit performance of any of the industry's major players, while at the same time, serving the broadest spectrum of customers."

     The managed delinquency rate as of December 31, 1999 increased to 5.23 percent versus 5.06 percent as of September 30, 1999 and 4.70 percent as of December 31, 1998. In the fourth quarter, the managed net charge-off rate was
3.86 percent, a slight decrease from 3.88 percent in the third quarter of 1999. The allowance for loan losses increased $36 million during the fourth quarter of 1999 to $342 million or 3.45 percent of on-balance sheet receivables as of December 31, 1999. Capital ratios were strong as of December 31, 1999 at 12.18 percent of reported assets and 6.87 percent of managed assets.


                                   - more -

Capital One Reports Record Earnings
Page 3

Other non-interest expenses (excluding marketing) were $1.7 billion in 1999, up 70 percent from $1.0 billion in 1998. These expenses for the fourth quarter of 1999 were $479 million versus $454 million in the third quarter and $307 million in the comparable period of the prior year. Cost per account declined in the fourth quarter to $85.98 from $90.72 in the third quarter. In addition, during the fourth quarter, the Company recognized a tax benefit of $5 million related to a change in the tax law.

     Headquartered in Falls Church, Virginia, Capital One Financial
Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 23.7 million accounts and $20.2 billion in managed loans outstanding as of December 31, 1999, and are among the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 Index. For the second consecutive year, Fortune magazine has named Capital One to its list of the "Best Places to Work in the US."

                                      ###

[Note: This release and financial information are available on the Internet on Capital One's home page (address: http://www.capitalone.com). Click on "Investor Center" to view/download the earnings press release and other financial information.]

                    CAPITAL ONE FINANCIAL CORPORATION (COF)
                        FINANCIAL & STATISTICAL SUMMARY

                                                        1999        1999           1999        1999          1998
(in millions, except per share data and as noted)        Q4          Q3             Q2          Q1            Q4
---------------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis)
Net Interest Income                                  $  574.8     $  558.9     $   527.1     $  513.9      $  441.6
Non-Interest Income                                     473.6        438.6         398.5        357.6         327.9
                                               ----------------------------------------------------------------------
Total Revenue                                         1,048.4        997.5         925.6        871.6         769.5
Provision for Loan Losses                               218.0        214.3         178.3        190.5         186.3
Marketing Expenses                                      202.4        175.2         178.2        176.1         159.0
Operating Expenses                                      478.8        454.3         427.9        372.2         307.2
                                               ----------------------------------------------------------------------
Income Before Taxes                                     149.2        153.8         141.1        132.9         117.2
Tax Rate                                                 34.4 %       38.0 %        38.0 %       38.0 %        38.0 %
Net Income                                           $   97.9     $   95.4     $    87.5     $   82.4      $   72.7
---------------------------------------------------------------------------------------------------------------------
Common Share Statistics
Basic EPS                                            $   0.50     $   0.48     $    0.44     $   0.42      $   0.37
Diluted EPS                                          $   0.47     $   0.45     $    0.41     $   0.39      $   0.35
Dividends Per Share                                  $   0.03     $   0.03     $    0.03     $   0.03      $   0.03
Book Value Per Share (period end)                    $   7.69     $   7.29     $    7.11     $   6.69      $   6.45
Stock Price Per Share (period end)                   $  48.19     $  39.00     $   55.69     $  50.33      $  38.33
Total Market Capitalization (period end)             $9,495.2     $7,686.9     $10,991.3     $9,929.1      $7,551.1
Shares Outstanding (period end)                         197.0        197.1         197.4        197.3         197.0
Shares Used to Compute Basic EPS                        197.3        197.4         197.6        197.2         197.0
Shares Used to Compute Diluted EPS                      210.3        210.1         211.5        210.0         209.1
---------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period avg.)
Average Loans                                        $ 18,974     $ 18,162      $ 17,598     $ 17,436      $ 16,547
Average Earning Assets                               $ 21,323     $ 20,060      $ 19,428     $ 19,482      $ 18,702
Average Assets                                       $ 22,714     $ 21,563      $ 20,714     $ 20,722      $ 19,944
Average Equity                                       $  1,493     $  1,461      $  1,374     $  1,302      $  1,212
Net Interest Margin                                     10.78 %      11.14 %       10.85 %      10.55 %        9.45 %
Risk Adjusted Margin (1)                                16.24 %      16.06 %       15.47 %      14.38 %       12.16 %
Return on Average Assets (ROA)                           1.72 %       1.77 %        1.69 %       1.59 %        1.46 %
Return on Average Equity (ROE)                          26.22 %      26.12 %       25.47 %      25.32 %       23.99 %
Net Charge-Off Rate                                      3.86 %       3.88 %        3.73 %       3.93 %        4.51 %
Net Charge-Offs                                      $  182.9     $  176.0      $  164.0     $  171.1      $  186.5
---------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period end)
Reported Loans                                       $  9,914     $  8,286      $  7,427     $  7,246      $  6,157
Securitized Loans                                      10,323       10,231        10,433       10,198        11,238
                                               ----------------------------------------------------------------------
Total Loans                                          $ 20,237     $ 18,517      $ 17,860     $ 17,444      $ 17,395
Delinquency Rate (30+ days)                              5.23 %       5.06 %        4.72 %       4.56 %        4.70 %
Number of Accounts (000's)                             23,705       20,845        19,213       18,022        16,706
Total Assets                                         $ 23,638     $ 21,577      $ 20,985     $ 20,318      $ 20,619
Capital, Including Preferred Interests               $1,624.6     $1,535.3      $1,501.0     $1,417.2      $1,368.3
Capital to Managed Assets Ratio                          6.87 %       7.12 %        7.15 %       6.98 %        6.64 %
---------------------------------------------------------------------------------------------------------------------

(1) Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)


                                                             December 31      September 30     December 31
                                                                 1999             1999            1998
                                                             -----------      ------------     -----------
Assets:
Cash and due from banks                                      $   134,065      $    59,934      $   15,974
Federal funds sold and resale agreements                                                          261,800
Interest-bearing deposits at other banks                         112,432           53,493          22,393
                                                             -----------      -----------      ----------
     Cash and cash equivalents                                   246,497          113,427         300,167
Securities available for sale                                  1,856,421        1,708,609       1,796,787
Consumer loans                                                 9,913,549        8,286,210       6,157,111
     Less:  Allowance for loan losses                           (342,000)        (306,000)       (231,000)
                                                             -----------      -----------      ----------
Net loans                                                      9,571,549        7,980,210       5,926,111
Premises and equipment, net                                      470,732          429,504         242,147
Interest receivable                                               64,637           65,350          52,917
Accounts receivable from securitizations                         661,922          614,962         833,143
Other                                                            464,685          460,847         268,131
                                                             -----------      -----------      ----------
     Total assets                                            $13,336,443      $11,372,909      $9,419,403
                                                             ===========      ===========      ==========


Liabilities:
Interest-bearing deposits                                    $ 3,783,809      $ 3,576,400      $1,999,979
Other borrowings                                               2,780,466        1,114,981       1,742,200
Senior notes                                                   4,180,548        4,328,237       3,739,393
Interest payable                                                 116,405           87,688          91,637
Other                                                            959,608          828,422         575,788
                                                             -----------      -----------      ----------
     Total liabilities                                        11,820,836        9,935,728       8,148,997

Stockholders' Equity:
Common stock(1)                                                    1,997            1,997           1,997
Paid-in capital, net(1)                                          613,590          625,771         598,167
Retained earnings and cumulative other comprehensive income      991,034          897,353         740,493
     Less:  Treasury stock, at cost                              (91,014)         (87,940)        (70,251)
                                                             -----------      -----------      ----------
     Total stockholders' equity                                1,515,607        1,437,181       1,270,406
                                                             -----------      -----------      ----------
     Total liabilities and stockholders' equity              $13,336,443      $11,372,909      $9,419,403
                                                             ===========      ===========      ==========

(1) All periods have been restated to reflect the Company's three-for-one stock split effective June 1, 1999.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)


                                                               Three Months Ended                          Year Ended
                                                    December 31    September 30   December 31     December 31      December 31
                                                       1999            1999          1998            1999              1998
                                                    -----------    ------------   -----------     -----------      ------------
Interest Income:
Consumer loans, including fees                       $ 417,384       $386,727      $269,016       $1,482,371       $1,003,122
Federal funds sold and resale agreements                   752            638         4,389            3,641           12,564
Other                                                   32,468         24,671        25,542          107,472           95,850
                                                    -----------      ---------     ---------     ------------     ------------
     Total interest income                             450,604        412,036       298,947        1,593,484        1,111,536

Interest Expense:
Deposits                                                49,409         38,003        23,901          137,792           67,479
Other borrowings                                        32,820         20,824        29,256          100,392           96,130
Senior and deposit notes                                72,569         76,980        64,444          302,698          260,675
                                                    -----------      ---------     ---------     ------------     ------------
     Total interest expense                            154,798        135,807       117,601          540,882          424,284
                                                    -----------      ---------     ---------     ------------     ------------
Net interest income                                    295,806        276,229       181,346        1,052,602          687,252
Provision for loan losses                              120,000        114,061        54,580          382,948          267,028
                                                    -----------      ---------     ---------     ------------     ------------
Net interest income after provision for loan losses    175,806        162,168       126,766          669,654          420,224

Non-Interest Income:
Servicing and securitizations                          310,321        311,217       248,683        1,187,098          789,844
Service charges and other fees                         297,717        275,900       179,695        1,040,944          611,958
Interchange                                             46,585         33,946        28,098          144,317           86,481
                                                    -----------      ---------     ---------     ------------     ------------
     Total non-interest income                         654,623        621,063       456,476        2,372,359        1,488,283

Non-Interest Expense:
Salaries and associate benefits                        207,457        199,048       138,901          780,160          476,389
Marketing                                              202,405        175,163       158,972          731,898          446,264
Communications and data processing                      75,592         68,755        47,602          264,897          150,220
Supplies and equipment                                  54,580         48,076        29,702          181,663          112,101
Occupancy                                               22,863         19,117        12,488           72,275           45,337
Other                                                  118,288        119,262        78,369          434,103          234,275
                                                    -----------      ---------     ---------     ------------     ------------
     Total non-interest expense                        681,185        629,421       466,034        2,464,996        1,464,586
                                                    -----------      ---------     ---------     ------------     ------------
Income before income taxes                             149,244        153,810       117,208          577,017          443,921
Income taxes                                            51,372         58,448        44,539          213,926          168,690
                                                    -----------      ---------     ---------     ------------     ------------
Net income                                           $  97,872       $ 95,362      $ 72,669       $  363,091       $  275,231
                                                    ===========      =========     =========     ============     ============

Basic earnings per share(1)                          $    0.50       $   0.48      $   0.37       $     1.84       $     1.40
                                                    ===========      =========     =========     ============     ============
Diluted earnings per share(1)                        $    0.47       $   0.45      $   0.35       $     1.72       $     1.32
                                                    ===========      =========     =========     ============     ============
Dividends paid per share(1)                          $    0.03       $   0.03      $   0.03       $     0.11       $     0.11
                                                    ===========      =========     =========     ============     ============

(1) All periods have been restated to reflect the Company's three-for-one stock split effective June 1, 1999.

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates (dollars in thousands)(unaudited)

Managed (1)                           Quarter Ended 12/31/99          Quarter Ended 9/30/99         Quarter Ended 12/31/98
                                   -----------------------------  -----------------------------  ------------------------------
                                     Average     Income/  Yield/    Average     Income/  Yield/     Average    Income/   Yield/
                                     Balance     Expense   Rate     Balance     Expense   Rate      Balance    Expense    Rate
                                     -------     -------  ------  -----------  --------  ------   -----------  --------  ------
Earning assets:
   Consumer loans                  $18,974,409  $848,176  17.88%  $18,161,975  $813,643  17.92%   $16,546,962  $689,907  16.68%
   Federal funds sold and resale
     agreements                         58,560       752   5.14        54,375       638   4.69        343,987     4,389   5.10
   Other                             2,289,773    33,242   5.81     1,843,248    24,463   5.31      1,810,761    25,542   5.64
                                   -----------------------------  -----------------------------  ------------------------------
Total earning assets               $21,322,742  $882,170  16.55%  $20,059,598  $838,744  16.72%   $18,701,710  $719,838  15.40%
                                   ======================         ======================         =======================

Interest-bearing liabilities:
   Deposits                        $ 3,648,919  $ 49,409   5.42%  $ 3,001,711  $ 38,003   5.06%   $ 1,885,960  $ 23,901   5.07%
   Other borrowings                  2,037,805    32,820   6.44     1,333,434    20,824   6.25      1,703,688    29,256   6.87
   Senior and deposit notes          4,258,661    72,569   6.82     4,494,440    76,980   6.85      3,741,707    64,444   6.89
   Securitization liability         10,329,929   152,572   5.91    10,343,724   144,048   5.57     10,751,360   160,625   5.98
                                   -----------------------------  -----------------------------  ------------------------------
Total interest-bearing liabilities $20,275,314  $307,370   6.06%  $19,173,309  $279,855   5.84%   $18,082,715  $278,226   6.15%
                                   ======================         ======================         =======================

                                                          ------                        -------                          ------
Net interest spread                                       10.49%                         10.88%                           9.25%
                                                          ======                        =======                          ======

Interest income to average
  earning assets                                          16.55%                         16.72%                          15.40%
Interest expense to average
  earning assets                                           5.77                           5.58                            5.95
                                                          ------                        -------                          ------
Net interest margin                                       10.78%                         11.14%                           9.45%
                                                          ======                        =======                          ======


(1) The information in this table reflects the adjustment to add back the effect of securitized loans.